Exhibit 10.22

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of September 26, 2019 by and between:

(1)

MEILI AUTO HOLDINGS LIMITED, an exempted company incorporated under the laws of the Cayman Islands whose registered office is at office of Sertus Incorporations (Cayman) Limited, Sertus Chambers, Governors Square, Suite #5-204, 23 Lime Tree Bay Avenue, P.O. Box 2547, Grand Cayman, KY1-1104, Cayman Islands (the “Company”); and

(2)

SYNERGY INVESTMENT CO. LTD, an exempted company incorporated under the laws of the Cayman Islands whose registered office is at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (the “Investor”).

WHEREAS:

(A)

The Company and the Investor have entered into a Convertible Note and Warrant Purchase Agreement on September 18, 2019 (the “Purchase Agreement”), pursuant to which (i) the Company agrees to authorize and issue, and the Investor agrees to subscribe for, $40,000,000 in aggregate principal amount of unsubordinated and unsecured convertible notes (the “Convertible Notes”) pursuant to that certain Convertible Note Instrument dated on the same date hereof by and between the Company and the Investor (the “Note Instrument”); and (ii) the Company proposes to issue, and the Investor proposes to subscribe for, fully detachable and transferable warrants (the “Warrants”) to subscribe for $20,000,000 of the Ordinary Shares in the share capital of the Company pursuant to that certain Warrant Instrument dated on the same date hereof by and between the Company and the Investor (the “Warrant Instrument”) (the transaction in (i) and (ii) above, collectively, the “Transaction”).

(B)

The Company has granted certain registrations right with respect to the Preferred Shares to the Shareholders of the Company pursuant to the Shareholders Agreement as of the date of this Agreement (the “Preferred Shares’ Registration Rights”).

(C)

In connection with the Transaction, the Company will, in accordance with the Purchase Agreement, the Note Instrument and the Warrant Instrument, obtain approval from its Board and Shareholders to grant certain registration rights with respect to the Registrable Securities to the Holder as provided below.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1.	DEFINITION

Section 1.1 As used in this Agreement, the following terms shall have the following meanings:

(A) “Affiliate” of any specific Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purpose of this Agreement, “control” shall have the meaning ascribed to it in Rule 144 under the United States Securities Act of 1933, and shall be deemed to exist for any party (a) when such party holds more than fifty percent (50%) of the outstanding voting securities of such Person; (b) when such party holds not more than fifty percent (50%) of the outstanding voting securities of such Person but effectively owns the power over the management or the direction of business operations of such Person through contractual arrangements or otherwise; or (c) over other members of such party’s immediate family. Immediate family members include, without limitation, a person’s spouse, parents, children, siblings, mother-in-law, father-in-law, brothers-in-law and sisters-in-law. The terms “controlling” and “controlled” have meanings correlative to the foregoing.

(B) “Agreement” shall have the meaning given to it in the Preamble.

(C) “Applicable Stock Exchange” means the New York Stock Exchange or the Nasdaq Global Select Market, or any other international or domestic stock exchange as mutually agreed by the Company and the Investor.

(D) “Applicable Laws” shall have the meaning given to it in Section 1.6.

(E) “Board” means the board of directors of the Company.

(F) “Business Days” means any day when the Applicable Stock Exchange on which the Ordinary Shares may at the time be publicly listed is open for dealing business.

(G) “Company” shall have the meaning given to it in the Preamble.

(H) “Convertible Notes” shall have the meaning given to it in the Recitals.

(I) “Demand Registration” shall have the meaning given to it in Section 2.2(A).

(J) “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and any successor statute.

(K) “Form F-3 or Form S-3” means such respective form under the Securities Act (including Form S-3 or Form F-3, as appropriate) or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(L) “Holder” means any Person owning or having the rights to acquire Registrable Securities or any permitted assignee of record of such Registrable Securities to whom rights under this Agreement have been duly assigned in accordance with this Agreement.

(M) “Initiating Holders” shall have the meaning given to it in Section 2.2(B).

(N) “Investor” shall have the meaning given to it in the Preamble.

(O) “IPO” means the first firm commitment underwritten initial public offering by the Company (or a listing vehicle set up to hold the Company’s business in anticipation to such an offering) of its Ordinary Shares pursuant to a registration statement that is filed with and declared effective by either the SEC under the Securities Act or another governmental authority for a Registration in a jurisdiction other than the United States.

(P) “Note Instrument” shall have the meaning given to it in the Recitals.

(Q) “Ordinary Shares” means the ordinary shares with a par value of $0.0001 each in the share capital of the Company.

(R) “Purchase Agreement” shall have the meaning given to it in the Recitals.

(S) “Permitted Transferees” mean (i) the Affiliates of the Investor; and (ii) any funds, vehicles or accounts directly or indirectly controlled or managed (in each case, solely or jointly) by the Investor and/or any Affiliates of the Investor.

(T) “Person” means any natural person, firm, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or any other legal entity, including public bodies, whether acting in an individual, fiduciary or other capacity.

(U) “Piggyback Registration” shall have the meaning given to it in Section 2.3(A).

(V) “Preferred Shares” means all the convertible, redeemable, preferred shares of the Company, with a par value of $0.0001 each in the share capital of the Company, including series A-1 preferred Shares, series A-2 preferred Shares, series B-1 preferred Shares, series B-2 preferred shares and any other preference shares of any class or series (if any).

(W) “Preferred Shares’ Registration Rights” shall have the meaning given to it in the Recitals.

(X) “Qualified IPO” means an IPO where the Company’s pre-offering valuation is no less than $900,000,000 and with the offering proceeds no less than $150,000,000.

(Y) “Registration,” “register,” “registered,” and “registration” refer to a registration effected by filing a registration statement which is in a form which complies with, and is declared effective by the SEC (as defined below) in accordance with, the Securities Act.

(Z) “Registration Expenses” means all expenses incurred by the Company in complying with Section 2.2, Section 2.3 and Section 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees, and disbursements of counsel for the Company and “blue sky” fees and expenses (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company and fees and disbursements and expenses of counsel for the Holder).

(AA) “Registrable Securities” means: (1) any Ordinary Shares of the Company issued or issuable as a result of (i) the conversion of any of the Convertible Notes pursuant to the Note Instrument; and/or (ii) the exercise of the Warrants pursuant to the Warrant Instrument, (2) any Ordinary Shares issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of, any Convertible Notes or Warrants, and (3) any Ordinary Shares issued or issuable in respect of the Ordinary Shares described in clause (1) to (2) above upon any share split, share dividend, share combination or consolidation, recapitalization, reclassification or other similar event in relation to the Ordinary Shares. Notwithstanding the foregoing, “Registrable Securities” shall exclude any registrable securities sold by a Person in a transaction in which rights under this Agreement are not assigned in accordance with this Agreement, and any registrable securities which are sold in a registered public offering under the Securities Act or analogous statute of another jurisdiction, or sold pursuant to Rule 144 promulgated under the Securities Act or analogous rule of another jurisdiction.

(BB) “Registrable Securities Then Outstanding” means the number of the Ordinary Shares of the Company that are Registrable Securities and are then issued and outstanding or would be outstanding assuming full conversion of all securities, warrants or other rights which are, directly or indirectly, convertible, exercisable or exchangeable into or for Registrable Securities.

(CC) “Request Notice” shall have the meaning given to it in Section 2.2(A).

(DD) “SEC” or “Commission” means the U.S. Securities and Exchange Commission.

(EE) “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

(FF) “Selling Expenses” mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to Section 2.2, Section 2.3 or Section 2.4 hereof.

(GG) “Shareholders” mean the shareholders of the Company from time to time.

(HH) “Shareholders Agreement” means the Third Amended and Restated Shareholders Agreement of the Company, dated March 29, 2018 by and among the Company and the Shareholders (as amended, supplemented and restated from time to time).

(II) “Transaction” shall have the meaning given to it in the Recitals.

(JJ) “Violation” shall have the meaning given to it in Section 5.1(A).

(KK) “Warrants” shall have the meaning given to it in the Recitals.

(LL) “Warrant Instrument” shall have the meaning given to it in the Recitals.

Section 1.2 For the purposes of this Agreement, reference to registration of securities under the Securities Act and the Exchange Act shall be deemed to mean the equivalent registration in a jurisdiction other than the United States as approved by the Investor and the Company, it being understood and agreed that in each such event all references in this Agreement to the Securities Act, the Exchange Act and rules, forms of registration statements and registration of securities thereunder, and to U.S. law and the SEC, shall be deemed to refer to the equivalent statutes, rules, forms of registration statements, registration of securities and laws of and equivalent government authority in the applicable non-U.S. jurisdiction.

Section 1.3 Headings used in this Agreement are for ease of reference only and shall be ignored in interpreting this Agreement.

Section 1.4 References to Conditions, Sections and Schedules are references to Conditions, Sections and Schedules of or to this Agreement.

Section 1.5 Words and expressions in the singular include the plural and vice versa and words and expressions importing one gender include every gender.

Section 1.6 References to any laws, regulations, ordinance, statute, legislation or enactment (the “Applicable Laws”) shall be construed as a reference to such laws, regulations, ordinance, statute, legislation or enactment as may be amended or re-enacted from time to time and for the time being in force.

2.	REGISTRATION RIGHTS

Section 2.1 Applicability of Rights. Notwithstanding anything to the contrary provided in connection with the Preferred Shares’ Registration Rights, the Company hereby agrees that, the rights provided to the Holders pursuant to this Agreement shall not be subordinated or junior to the Preferred Shares’ Registration Rights. The Company hereby agrees and covenants to obtain all the necessary consent and waiver from its Shareholders to ensure (A) the enforcement of the rights granted herein (including without limitation, any exercise by each Holder of its right to participate into any Registration for the Preferred Shares on a pro rata basis by exercising its Piggyback Registration rights pursuant to this Agreement); and (B) the waiver of priority by the holders of Preferred Shares with respect to participate into any Piggyback Registration for the Registrable Securities.

Section 2.2 Demand Registration.

(A) Request by Holders. Subject to the terms of this Agreement, if the Company, at any time after the closing of the Company’s IPO, receive a written request from the Holders of at least 25% of the Registrable Securities then outstanding that, the Company file a registration statement under the Securities Act (other than Form F-3 or Form S-3) covering any Registrable Securities of such Holders pursuant to this Section 2.2 (the “Demand Registration”), then the Company shall, within ten (10) Business Days of the receipt of such written request, give written notice of such request (the “Request Notice”) to all the Holders, and use its reasonable best efforts to effect, as soon as practicable, the registration under the Securities Act of all the Registrable Securities that the Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) Business Days after receipt of the Request Notice; provided that the Company shall not be obligated to effect any such registration if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act pursuant to this Section 2.2 or Section 2.4 or in which the Holders had an opportunity to participate pursuant to the provisions of Section 2.3.

(B) Underwriting. If the Holders initiating the registration request under this Section 2.2 (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 2.2 and the Company shall include such information in the Request Notice. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holders) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 2.2, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall so advise all Holders which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities (other than the Registrable Securities (as defined in the Shareholders’ Agreement) elected by holders of the Preferred Shares by exercising their piggyback registration rights pursuant to the Preferred Shares’ Registration Rights, in which case only a pro rata portion of such Registrable Securities (as defined in the Shareholders’ Agreement) shall be excluded) are first entirely excluded from the underwriting and registration including, without limitation, all shares that are not Registrable Securities and are held by any other Person, including, without limitation, any Person who is an employee, officer or director of the Company or any subsidiary of the Company; provided further, that at least thirty percent (30)% of Registrable Securities requested by the Holders to be included in such underwriting and registration shall be so included. If any Holder disapproves of the terms of any such underwriting, such Holders may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the Registration.

(C) Maximum Number of Demand Registrations. The Company shall not be obligated to effect more than two (2) such Demand Registrations pursuant to this Section 2.2 provided that if the sale of all of the Registrable Securities sought to be included pursuant to this Section 2.2 is not consummated for any reason other than due to the action or inaction of the Holders including Registrable Securities in such Registration, such Registration shall not be deemed to constitute a Demand Registration granted pursuant to this Section 2.2.

(D) Deferral. Notwithstanding the foregoing, if the Company shall furnish to the Holders requesting registration pursuant to this Section 2.2, a certificate signed by the president or the chief executive officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its Shareholders for such registration statement to be filed at such time, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; provided further, that the Company shall not register any other of its Ordinary Shares during such twelve (12) month period. A demand right shall not be deemed to have been exercised until such deferred registration shall have been effected.

Section 2.3 Piggyback Registrations.

(A) Participation. Subject to the terms of this Agreement, if the Company proposes to register for its own account any of its equity securities in connection with the public offering of such securities, or if any demand registration of equity securities is requested by holders of Preferred Shares pursuant to the Preferred Shares’ Registration Rights or any other current or future investors in the Company, the Company shall notify all the Holders in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 2.2 or Section 2.4 of this Agreement or to any employee benefit plan or a corporate reorganization or other Rule 145 transaction, an offer and sale of debt securities), and shall afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder (the “Piggyback Registration”). Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall within twenty (20) days after receipt of the above described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company or any subsequent investors, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company or any subsequent investors with respect to offerings of its securities, all upon the terms and conditions set forth herein. No Shareholder of the Company shall be granted the piggyback registration right under this Section 2.3 that is superior to those of the Holders without prior written consent of a majority of the Holders.

(B) Underwriting. If a Piggyback Registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, then the Company shall so advise the Holders. In such event, the right of any such Holders’ Registrable Securities to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All the Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement but subject to Section 6, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company; second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement and to each of the Holders (as defined in the Shareholders Agreement) requesting inclusion of their Registrable Securities (as defined in the Shareholders Agreement) on a pro rata basis based on the total number of shares of Registrable Securities (including for this purposes “Registrable Securities” as defined in this Agreement and “Registrable Securities” defined under the Shareholders Agreement) then held by each such Holder (or “Holder” as defined under the Shareholders Agreement, as applicable); and third, to holders of other securities of the Company; provided, however, that the right of the underwriter(s) to exclude shares (including the Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of the Registrable Securities included in any such registration is not reduced below thirty percent (30%) of the aggregate number of shares of the Registrable Securities, on a pro rata basis, for which inclusion has been requested; and (ii) all shares that are not Registrable Securities or Registrable Securities (as defined in the Shareholders Agreement) and are held by any other Person, including, without limitation, any Person who is an employee, officer or director of the Company (or any subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(C) Not Demand Registration. Registration pursuant to this Section 2.3 shall not be deemed to be a Demand Registration as described in Section 2.2 above. There shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.3.

Section 2.4 Form F-3 or Form S-3 Registration. In case the Company shall receive from the Holders of at least 10% of the Registrable Securities then outstanding, a written request or requests that the Company effect a registration on Form F-3 or Form S-3 for which the reasonably anticipated aggregate offering price to the public would exceed US$3,000,000 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

(A) Notice. Promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders; and

(B) Registration. As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after the Company provides the notice contemplated by Section 2.4(A) above; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

i.	if Form F-3 or Form S-3 is not available for such offering by the Holders;

ii.

if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than US$5,000,000;

iii.

if the Company shall furnish to the Holders a certificate signed by the president or the chief executive officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its Shareholders for such Form F-3 or Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form F-3 or Form S-3 registration statement no more than once during any twelve (12) month period for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders initiating such registration request pursuant to this Section 2.4; provided that the Company shall not register any of its other shares during such sixty (60) day period. A registration right under Section 2.4 shall not be deemed to have been exercised until such deferred registration shall have been effected;

iv.	if the Company has, within the six (6) month period preceding the date of such request, already effected one Form F-3 or Form S-3 registration pursuant to this Section 2.4; or

v.

in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

Subject to the foregoing, the Company shall file a Form F-3 or Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.

(C) Not Demand Registration. Form F-3 or Form S-3 registrations shall not be deemed to be Demand Registrations as described in Section 2.2 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of the Registrable Securities under this Section 2.4.

(D) Underwriting. If the Holders requesting registration under this Section 2.4 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Section 2.2(B) shall apply to such registration.

3.	EXPENSES.

Section 3.1 All Registration Expenses incurred in connection with any registration pursuant to Section 2.2, Section 2.3 and Section 2.4 (but excluding the Selling Expenses) shall be borne by the Company. Each Holder participating in a registration pursuant to Section 2.2, Section 2.3 or Section 2.4 shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all the Selling Expenses and disbursements of one (1) separate counsel for the Holders, in connection with such offering by the Holders. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.2, or Section 2.4 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be thereby registered in the withdrawn registration), unless the Holders of a majority of the Registrable Securities then outstanding agree that such registration constitutes the use by the Holders of one (1) Demand Registration pursuant to Section 2.2; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and such registration shall not constitute the use of a Demand Registration pursuant to Section 2.2.

4.	OBLIGATIONS OF THE COMPANY.

Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible, fulfill the following obligations:

Section 4.1 Registration Statement. The Company shall prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to ninety (90) days or, in the case of the Registrable Securities registered under Form F-3 or Form S-3 in accordance with Rule 415 under the Securities Act or a successor rule, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such ninety (90) day period shall be extended for a period of time equal to the period any Holder refrains from selling any securities included in such registration at the request of the underwriter(s), and (ii) in the case of any registration of the Registrable Securities on Form F-3 or Form S-3 which are intended to be offered on a continuous or delayed basis, such ninety (90) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.

Section 4.2 Amendments and Supplements. The Company shall prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

Section 4.3 Prospectuses. The Company shall furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

Section 4.4 Blue Sky. The Company shall use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

Section 4.5 Undertaking and Underwriting. In the event of any underwritten public offering, the Company shall enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering.

Section 4.6 Notification. The Company shall notify the Holders and the managing underwriters (if any), and (if requested) confirm such advice in writing and provide the copies of the relevant documents, as soon as reasonably practicable after the notice thereof is received by the Company (A) when any registration statement or any amendment thereto has been filed or becomes effective; (B) when any prospectus or any amendment or supplement thereto has been filed; (C) of any written comments by the SEC or any request by the SCE or any other governmental authority for amendments or supplements to such registration statement, prospectus or for additional information; (D) of the issuance or threatened issuance by the SEC of any stop order suspending or threatening to suspend the effectiveness of such registration statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final prospectus or the initiation or threatening of any proceeding for such purpose; (E) if, at any time, the representations and warranties of the Company in any applicable underwriting agreement cease to be true and correct in all material respects; (F) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction; and (G) of the receipt by the Company of any notification with respect to the initiation or threatening of any proceeding for the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction. In addition, the Company shall promptly notify the Holders and the managing underwriters (if any), when the Company becomes aware of the happening of any event as a result of which the applicable registration statement, the prospectus included in such registration statement (as then in effect) includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, or, if for any other reason it shall be necessary during such time period to amend or supplement such registration statement or prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to the Holders and the managing underwriters (if any), an amendment or supplement to such registration statement or prospectus which shall correct such misstatement or omission or effect such compliance.

Section 4.7 Opinion and Comfort Letter. The Company shall furnish, at the request of any Holder requesting registration of the Registrable Securities on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and (ii) letters dated as of (x) the effective date of the registration statement covering such Registrable Securities and (y) the closing date of the offering, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holder requesting registration, addressed to the underwriters, if any.

Section 4.8 Furnish Information. The Company shall use its reasonable best efforts to cause all Registrable Securities covered by the applicable registration statement to be listed on the Applicable Stock Exchange on which any of the shares of the Company are then listed or quoted and on each inter-dealer quotation system on which any of the shares of the Company are then quoted. It shall be a condition precedent to the obligations of the Company to take any actions pursuant to this Section 4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.

5.	INDEMNIFICATION.

Section 5.1 In the event any Registrable Securities are included in a registration statement under Section 2.2, Section 2.3 and Section 2.4:

(A) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, its partners, officers, directors, legal counsel, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act, or other United States federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

i.

any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

ii.	the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

iii.

any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any United States federal or state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any United States federal or state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, its partner, officer, director, legal counsel, underwriter or controlling Person for any legal or other expenses reasonably incurred by them, as such expenses are incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection (a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, legal counsel, underwriter or controlling Person of such Holder.

(B) By Selling Holders. To the extent permitted by law, each selling Holder will, if the Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holders’ partners, directors, officers, legal counsel or any Person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, legal counsel, controlling Person, underwriter or such other Holder, partner or director, officer of controlling Person of such Holder may become subject under the Securities Act, the Exchange Act or other United States federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling Person, underwater or other Holder, partner, officer, director or controlling Person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection (B) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that in no event shall any indemnity under this subsection (B) exceed the net proceeds received by such Holder in the registered offering out of which the applicable Violation arises.

(C) Notice. Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 5 to the extent the indemnifying party is prejudiced as a result thereof, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5.

(D) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any indemnified party makes a claim for indemnification pursuant to this Section 5 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party in circumstances for which indemnification is provided under this Section 5; then, and in each such case, the indemnified party and the indemnifying party will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that a Holder (together with its related Persons) is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) no Holder will be required to contribute any amount in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no Person or entity guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) will be entitled to contribution from any Person or entity who was not guilty of such fraudulent misrepresentation.

(E) Survival; Consents to Judgments and Settlements. The obligations of the Company and Holders under this Section 5 shall survive the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

6.	RULE 144

Section 6.1 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration or pursuant to a registration on Form F-3 or Form S-3, after such time as a public market exists for the Ordinary Shares, the Company agrees to:

a.

make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

b.

file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

c.

so long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the Company’s IPO), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or its qualification as a registrant whose securities may be resold pursuant to Form F-3 or Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as the a Holder may reasonably request in availing itself of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form F-3 or Form S-3.

7.	MISCELLANEOUS

Section 7.1 Termination of the Company’s Obligations. The Company’s obligations under this Agreement with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section 2.2, Section 2.3 and Section 2.4 shall terminate (i) on the fifth (5th) anniversary of the date of closing of a Qualified IPO, (ii) upon the termination, liquidation, dissolution of the Company, (iii) upon a merger or consolidation of the Company in which the Shareholders of the Company prior to the said merger or consolidation as a whole do not retain a majority of the voting power of the surviving company after the merger or consolidation, or a sale of all or substantially all of the assets of the Company, or (iv) if and when in the opinion of the counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may then be sold without registration in any ninety (90) day period pursuant to Rule 144 promulgated under the Securities Act.

Section 7.2 No Registration Rights to Third Parties. Without the prior written consent of the Holders of a majority of the Registrable Securities, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any Person any registration rights of any kind (whether similar to the Demand Registration, the Piggyback Registration or Form F-3 or Form S-3 registration rights described in this Agreement, or otherwise) relating to any securities of the Company which are senior to, or on a parity with, those granted to the Holders of Registrable Securities. In any event, if the Company grants to any holder of the Company’s security any registration right of any nature that are superior to the Holders, the Company shall be deemed to automatically grant such superior registration right to the Holders as well.

Section 7.3 Assignment of Registration Rights. Subject to prior written notification by the Holder to the Company, the right to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned by a Holder provided that: (i) the Holder is transferring all its Registrable Securities; (ii) the Holder is transferring at least 1,000 Registrable Securities; or (iii) the Holder is transferring its Registrable Securities to a constituent partner, a Permitted Transferee, or shareholder of such Holder who agrees to act through a single representative; provided that: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement by his execution and delivery of a joinder agreement in substantially the form attached as Exhibit A hereto; and (c) such transfer or assignment shall be effective only if immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under applicable securities law. In the event of a transfer or assignment of Registrable Securities which does not satisfy the conditions set forth above, such securities shall no longer be deemed to constitute “Registrable Securities” for purposes of this Agreement.

Section 7.4 Market Stand-Off. The Holders hereby agree that, if and to the extent requested by the Company or the underwriters managing the IPO of the Company’s securities, it will not sell or otherwise transfer or dispose of any securities of the Company (other than those permitted to be included in the registration and other transfers to Affiliates or the Permitted Transferees) without the prior written consent of the Company or such underwriters, as the case may be, for a period of time specified by the representative of the underwriters not to exceed one hundred and eighty (180) days from the effective date of the registration statement covering such IPO or the pricing date of such offering as may be requested by the underwriters. The foregoing provision of this Section 7.4 applies only to the first registration statement of the Company which covers securities to be sold on its behalf to the public in an underwritten offering, but not to the Registrable Securities actually sold pursuant to such registration statement, and shall only be applicable to the Holders if all officers, directors and holders of one percent (1%) or more of the Company’s outstanding share capital enter into similar agreements, and if the Company or any underwriter releases any officer, director or holder of one percent (1%) or more of the Company’s outstanding share capital from his or her sale restrictions so undertaken, then each Holder shall be notified prior to such release and shall itself be simultaneously released to the same proportional extent. The Company shall require all future acquirers of the Company’s securities holding at least one percent (1%) of the then outstanding share capital of the Company to execute prior to a Qualified IPO a market standoff agreement containing substantially similar provisions as those contained in this Section 7.4. Notwithstanding anything provided to the contrary herein, the Company shall procure that the market stand-off agreement or any other contractual agreement of similar nature with the underwriter not to prohibit or restrict any transfer of the Convertible Notes, the Warrants and/or the Registrable Securities by the Investor to its Permitted Transferees.

Section 7.5 Notice. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing to the number or address set forth in Register of Noteholders (as defined in the Note Instrument) and Register of Warrant holders (as defined in the Warrant Instrument) and shall be conclusively deemed to have been duly given (a) when hand-delivered to the other parties, upon delivery; (b) when sent by facsimile or electronic mail at the number or address upon receipt of confirmation of error-free transmission or, in the case of electronic mail, upon such mail being sent unless the sending party subsequently learns that such electronic mail was not successfully delivered; (c) seven (7) Business Days after deposit in the mail as air mail or certified mail, receipt requested, postage prepaid; or (d) three (3) Business Days after deposit with an overnight delivery service, postage prepaid with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 7.5 by giving the other parties written notice of the new address in the manner set forth above.

Section 7.6 Governing Law and Jurisdiction.

(A) This Agreement, as to which time shall be of the essence, is governed by and shall be construed in accordance with the law of the State of New York.

(B) All disputes arising out of or in connection with this Agreement shall be submitted to the Hong Kong International Arbitration Centre and shall be finally settled and resolved under the Hong Kong International Arbitration Centre Administered Arbitration Rules by three arbitrating appointed in accordance with the said Rules. The place of arbitration shall be Hong Kong and the language to be used in the arbitral proceedings shall be English. Nothing in this clause shall prevent any party at any time seeking any interim or interlocutory relief in aid of any arbitration or in connection with enforcement proceedings.

Section 7.7 Amendment. The terms and provisions of this Agreement may only be amended, modified or waived at any time and from time to time by a writing executed by the Company and the Holders of a majority of the Registrable Securities then outstanding; provided, that if any such amendment, modification or waiver shall adversely affect the rights of any Holder, the consent of all such affected Holders shall be required.

Section 7.8 Successors, Assigns and Transferees. Unless otherwise specified in this Agreement, all rights and obligations of the Holder under this Agreement may be assigned in whole or in part to any Person to which the Holder transfers the Convertible Notes or Warrants in a transfer that complies with the terms of the Note Instrument or Warrant Instrument, as applicable. For the avoidance of doubt, the Holder’s right to assign all or any of its rights and obligations pursuant to this Section 7.8 shall not be subject to any consent right of the Company. All Registrable Securities held by the Holder and its Permitted Transferees as the case may be shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

Section 7.9 Binding Effect. Except as otherwise provided in this Agreement, the terms and provisions of this Agreement shall be binding on and inure to the benefit of each of the parties hereto and their respective successors and permitted assigns.

Section 7.10 Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon any Person not a party hereto (other than those Persons entitled to indemnity or contribution under Section 5, each of whom shall be a third party beneficiary thereof) any right, remedy or claim under or by virtue of this Agreement.

Section 7.11 Entire Agreement. This Agreement sets forth the entire agreement among the parties hereto with respect to the subject matter hereof. Any prior agreements or understandings among the parties hereto regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

Section 7.12 Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 7.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused its duly authorized representatives to execute this Agreement as of the date and year first above written.

Meili Auto Holdings Limited

By:	/s/ SUN Yun
Name:	SUN Yun
Title:	Director

Signature Page of Registration Rights Agreement

IN WITNESS WHEREOF, the Investor has caused its duly authorized representatives to execute this Agreement as of the date and year first above written.

Synergy Investment Co. Ltd

By:	/s/ ZHAO Xiaozheng
Name:	ZHAO Xiaozheng
Title:	Director

Signature Page of Registration Rights Agreement